Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 17, 2008, accompanying the consolidated financial statements and financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Advanced Energy Industries, Inc. on Form S-8 (File No. 333-01616, effective February 23, 1996), Form S-8 (File No. 333-04073, effective May 20, 1996), Form S-8 (File No. 333-46705, effective February 23, 1998), Form S-8 (File No. 333-57233, effective June 19, 1998), Form S-8 (File No. 333-65413, effective October 7, 1998), Form S-8 (File No. 333-79425, effective May 27, 1999), Form S-8 (File No. 333-79429, effective May 27, 1999), Form S-8 (File No. 333-62760, effective June 11, 2001), Form S-8 (File No. 333-69148, effective September 7, 2001), Form S-8 (File No. 333-69150, effective September 7, 2001), Form S-8 (File No. 333-87718, effective May 7, 2002), Form S-8 (File No. 333-105365, effective May 19, 2003), Form S-8 (File No. 333-105366, effective May 19, 2003), Form S-8 (File No. 333-105367, effective May 19, 2003), Form S-8 (File No. 333-129858, effective November 21, 2005), Form S-8 (File No. 333-129859, effective November 21, 2005), Form S-8 (File No. 333-147289, effective November 9, 2007), and Form S-3 (File No. 333-110534, effective November 17, 2003).
/s/ GRANT THORNTON LLP
Denver, Colorado
March 17, 2008